UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        (Amendment No. 2)

                 Medical Staffing Solutions, Inc.
          (Name of small business issuer in its charter)

        Nevada                  7363               91-2135006
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

                               3021 West Excel
                               Spokane, WA 99208
                               (509) 327-2964
                 (Address and telephone number of principal
                             executive offices)


                             3021 West Excel
                             Spokane, WA 99208
                              (509) 327-2964
                (Address of principal place of business or
                  intended principal place of business)

                             Kelly P. Jones
                             3021 West Excel
                             Spokane, WA 99208
                              (509) 327-2964
                (Name, address and telephone number of agent
                                for service)

                               Copies to:
                       NevWest Securities Corporation
                       2654 West Horizon Ridge Pkwy, Suite B-3
                            Henderson, NV 89052
                               (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for                the               same               offering.
_________________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
_________________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
_________________________________________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------
 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per  offering price
                               unit
 -----------------------------------------------------------------
 Common Stock   $125,000.00    $0.25     $125,000.00     $29.88
------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PAGE-1-


                          Prospectus
                Medical Staffing Solutions, Inc.
                 500,000 Shares of Common Stock
                         $0.25 per Share

Medical Staffing Solutions, Inc. ("MSS" or the "Company") is offering (the "Offering") an aggregate of up to 500,000 shares of common stock with the par value of $0.001 per share ("Common Stock"), of which up to 400,000 shares are offered by MSS and up to 100,000 shares are offered by the Selling Stockholders. The Offering Price is set by MSS at $0.25 per share.

MSS  and  the  Selling Stockholders are offering  the  shares  of
Common Stock in a self-underwritten offering. There is no minimum number of shares to be sold in the Offering. No underwriting arrangements for the Offering exist. The proceeds from the sale of up to 400,000 shares of Common Stock will be available directly to MSS, and the proceeds from the sale of up to 100,000 shares of Common Stock will be available directly to the Selling Stockholders. There are no arrangements to place any of the proceeds in escrow.

The Offering shall terminate on the earlier of (i) the date when the sale of all 500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, MSS in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of MSS' Board of Directors.

Prior to this offering, there has been no public market for  MSS'
Common  Stock.   Neither  the  Nasdaq  National  Market  nor  any
national securities exchange lists MSS' Common Stock.

    Investment in the shares involves a high degree of risk.
             See "risk factors" starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, MSS is required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.

           Number   Offering    Underwriting    Proceeds to the
             of       Price      Discounts &    Company and the
           Shares                Commissions        Selling
                                                  Stockholders
----------------------------------------------------------------
Per Share    1      $0.25           $0.00      $0.25
  Total   500,000   $125,000.00     $0.00      $125,000.00


This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  MSS does not plan to use this offering prospectus before the effective date.

                Medical Staffing Solutions, Inc.
                         3021 West Excel
                        Spokane, WA 99208
                         (509) 327-2964

        The date of this Prospectus is January 7, 2002



PAGE-2-



                        TABLE OF CONTENTS

                                                              PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS                     3
 Item 3. Summary Information and Risk Factors.                 3
 Item 4. Use of Proceeds.                                      7
 Item 5. Determination of Offering Price.                      8
 Item 6. Dilution.                                             8
 Item 7. Selling Security Holders.                             8
 Item 8. Plan of Distribution.                                 9
 Item 9. Legal Proceedings.                                   10
 Item 10. Directors, Executive Officers, Promoters and Control
 Persons.                                                     10
 Item 11. Security Ownership of Certain Beneficial Owners and
 Management.                                                  11
 Item 12. Description of Securities.                          11
 Item 13. Interest of Named Experts and Counsel.              12
 Item 14. Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.                              12
 Item 15. Organization Within Last Five Years.                13
 Item 16. Description of Business.                            13
 Item 17. Management's Discussion and Plan of Operation.      15
 Item 18. Description of Property.                            17
 Item 19. Certain Relationships and Related Transactions.     17
 Item 20. Market for Common Equity and Related Stockholder
 Matters.                                                     17
 Item 21. Executive Compensation.                             18
 Item 22. Financial Statements.                               19
 Item 23. Changes In and Disagreements With Accountants on
 Accounting and Financial Disclosure.                         29
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS               30
 Item 24. Indemnification of Directors and Officers.          30
 Item 25. Other Expenses of Issuance and Distribution.        30
 Item 26. Recent Sales of Unregistered Securities.            31
 Item 27. Exhibits.                                           31
 Item 28. Undertakings.                                       31
SIGNATURES                                                    33



PAGE-3-



PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

Medical Staffing Solutions, Inc. ("MSS" or the "Company") was incorporated in the State of Nevada on June 21, 2001. MSS plans to provide temporary medical staffing for hospitals, clinics, and nursing homes. In the opinion of MSS' management, the market for temporary medical staffing services is highly competitive with low barriers to entry, which serves simultaneously as an opportunity and a risk to MSS' operations. MSS has yet to commence planned operations. As of the date of this Prospectus, MSS has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of MSS have expressed substantial doubt about MSS' ability to continue as a going concern.

As of the date of this Prospectus, MSS has 10,400,000 shares of $0.001 par value common stock issued and outstanding.

MSS' administrative office is located at 3021 West Excel, Spokane, Washington 99208, telephone (509) 327-2964.

MSS' fiscal year end is December 31.

The Offering

MSS  is  offering an aggregate of up to 500,000 shares of  Common
Stock, of which up to 400,000 shares are offered by MSS and up to
100,000  shares  are  offered by the Selling  Stockholders.   The
Offering Price is set by MSS at $0.25 per share.

MSS  and  the  Selling Stockholders are offering  the  shares  of
Common Stock in a self-underwritten offering. There is no minimum number of shares to be sold in the Offering. No underwriting arrangements for the Offering exist. The proceeds from the sale of up to 400,000 shares of Common Stock will be available directly to MSS, and the proceeds from the sale of up to 100,000 shares of Common Stock will be available directly to the Selling Stockholders. There are no arrangements to place any of the proceeds in escrow.

MSS  plans  to  use the proceeds from the sale of up  to  400,000 shares of Common Stock available to it for medical equipment and supplies, office equipment and supplies, web design and hosting, office rent, advertising, and general working capital.

The Offering shall terminate on the earlier of (i) the date when the sale of all 500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, MSS in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of MSS' Board of Directors.

MSS'  Transfer  Agent is Executive Registrar &  Transfer  Agency,
3118  W.  Thomas Road, Suite 707, Phoenix, AZ 85017, phone  (602)
415-1273.

MSS has agreed to pay all costs and expenses relating to the registration of its common stock.



PAGE-4-



The purchase of the Common Stock of this Offering hereby involves a high degree of risk. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the common Stock exists. See "Risk Factors" and "Dilution."

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of MSS and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect MSS' future results and could cause those results to differ materially from those expressed in such forward-looking statements.

MSS Has No Demonstrable Track Record of Operations, On Which to Evaluate Business Prospects

MSS was formed in June 2001. MSS has no demonstrable operations record, on which you can evaluate the business and its prospects. MSS' prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. MSS cannot guarantee that it will be successful in accomplishing its
objectives.   To date, MSS has not generated any revenues
and may incur losses in the foreseeable future.

MSS May not Be Able to Attain Profitability Without Additional Funding, Which May Be Unavailable

MSS has limited capital resources. Unless MSS begins to generate sufficient revenues to finance operations as a going concern, MSS may experience liquidity and solvency problems. Such liquidity and solvency problems may force MSS to go out of business if additional financing is not available.

MSS estimates that it needs a minimum of $20,000 to maintain bare-
bones  operations  for the next twelve (12) months.   In  this
context, "bare-bones operations" means all of the following:
     1. MSS will not be able to work with more than one independent contractor at a time;
     2. MSS will concentrate its operations exclusively in a small target market not extending beyond the Spokane area; and
     3. MSS will perform all administrative and office functions out of the home of Kelly P. Jones and Nicole M. Jones.

If MSS fails to raise at least $20,000 in this Offering, Lynn-Cole Capital Corporation, a shareholder, has agreed to provide sufficient additional funds as a loan not to exceed $20,000 over the next twelve (12) months period on an as needed basis. The amount loaned will be calculated against amount raised up to $20,000. (i.e., if $12,500 is raised then Lynn-Cole Capital Corporation will loan only $7,500). The loan will mature at an annual interest rate of prime plus one percentage point. The principal and interest will be payable one year from the date of the first disbursement to MSS. At the time of repayment by MSS, and at the option of MSS, the principal and interest may be converted to common shares in MSS at a price of $0.25 a share.



PAGE-5-



Auditors  Expressed  Substantial  Doubt  About  MSS'  Ability  to
Continue as a Going Concern

MSS has yet to commence planned operations. As of the date of this Prospectus, MSS has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of MSS have expressed substantial doubt about MSS' ability to continue as a going concern.

MSS May not be Able to Implement Its Business Plan without All or a Portion of Offering Proceeds

Without realizing all or a portion of the Offering proceeds, MSS will have to seek alternative sources of funding to commence planned operations and implement its business plan.

MSS  Needs to Use a Portion of Gross Proceeds to Pay the Offering
Expenses

MSS estimates the expenses of this Offering at $8,480. As of September 30, 2001, MSS had only $2,636 in cash. Thus, MSS has to use at least the first $5,844 of the gross proceeds to pay for the expenses of the Offering. If MSS raises less than $5,844 in this Offering, there will be no proceeds to invest in the business.

Controller  of  MSS  has  no Financial Reporting  and  Accounting
Experience

Nicole  M.  Jones,  Controller, has no  financial  reporting  and
accounting   experience.   MSS  may  need  to  expend  additional
resources to train Ms. Jones or to hire experienced help.

MSS  May  Suffer  Competitive  Pressures from  Competitors  with  More
Resources

MSS is entering a highly competitive market segment with relatively low barriers to entry. MSS' competitors likely have greater name recognition and greater financial, technical, and marketing resources. MSS may fail to secure sufficient market share and revenue stream in order to sustain profitable business operations.

Purchasers in this Offering Will Have Limited Control Over Decision-Making Because Principal Stockholders, Officers and Directors of MSS Control the Majority of Outstanding Stock in MSS

The directors and executive officers and their affiliates beneficially own approximately 96.15% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this Offering.

Top Management of MSS May Have a Conflict of Interest Because of Other Business Pursuits

The operations of MSS depend substantially on the skills and experience of Kelly P. Jones. Without an employment contract, MSS may lose Mr. Jones to other pursuits without a sufficient warning and, consequently, go out of business.

The officers and directors of MSS are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between MSS and their other business interests. MSS has not formulated a policy for the resolution of such conflicts.



PAGE-6-



Kelly Jones plans to contribute 50% of his time to MSS. Mr. Jones currently works 24 to 40 hours a week at Sacred Heart Hospital in the respiratory therapy department. Mr. Jones schedule is on call so his work schedule varies from week to week.

Investors in This Offering Will Bear a Substantial Risk of Loss Due to Immediate and Substantial Dilution

The present owners of MSS' issued and outstanding Common Stock acquired such Common Stock at a cost substantially less than what the investors in this Offering will pay. Upon the sale of the Common Stock offered hereby, the investors in this Offering will experience an immediate and substantial "dilution." Therefore, the investors in this Offering will bear a substantial portion of the risk of loss. Additionally, sales of Common Stock of the Company in the future could result in further "dilution."

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the MSS from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the MSS' issued and outstanding stock. The net book value of MSS on September 30, 2001 was $0.0003 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of MSS will be $94,156 or $.0087 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.2413 per share while the present stockholders of MSS will receive an immediate and substantial increase of $0.0084 per share in the net tangible book value of the shares they hold. This will result in a 96.51% dilution for purchasers of stock in this Offering.

The Stock of MSS Is a Speculative Investment That May Result in Losses to Investors

As of the date of this Registration Statement, there is no public market for MSS' Common Stock. This Registration Statement is a step toward creating a public market for MSS' stock, which may enhance the liquidity of MSS' shares. However, there can be no assurance that a meaningful trading market will develop. MSS makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of MSS' common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by MSS or its competitors, general conditions in service industries, and other events or factors, many of which are beyond MSS' control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of MSS' stock.

The Selling Stockholders May Undercut MSS' Sale Price in the Offering

The Selling Stockholders can offer and sell shares concurrently with MSS' offering at market prices, if available, or in privately negotiated transactions. Under such circumstances, the Selling Stockholders may undercut MSS' sale price on a per-share basis, making it more difficult for MSS to sell all of the offered shares.

MSS Stock Is Likely to Be Subject to Penny Stock Regulation

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities



PAGE-7-



exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Item 4. Use of Proceeds.

Without realizing all or a portion of the Offering proceeds, MSS will not be able to commence planned operations and implement its business plan.

Only the proceeds from the sale of 400,000 shares of Common Stock will go directly to MSS. The proceeds from the sale of 100,000 shares of Common Stock will go directly to the Selling Stockholders. MSS is offering all 500,000 shares of Common Stock in a self-underwritten offering, and there is no guarantee that any number of shares of Common Stock will be sold. Assuming that all 500,000 shares are sold in this Offering and that MSS receives the proceeds from the sale of 400,000 shares of Common Stock net of the offering expenses, MSS plans to use the proceeds as follows:

                                  $           %
 -----------------------------------------------
 Offering Proceeds            100,000    100.0%

 Offering Expenses              8,480      8.5%
 Net Proceeds from Offering    91,520     91.5%

 Use of Net Proceeds
 Medical Equipment and         13,500     13.5%
 Supplies
 Office Equipment and Supplies  9,000      9.0%
 Business Software              5,000      5.0%
 Website Design and Hosting    10,000     10.0%
 Office Rent                   20,000     20.0%
 Marketing and Advertising     10,000     10.0%
 General Working Capital (1)   24,020     24.0%
                              ------------------
 Total Use of Net Proceeds     91,520     91.5%
                              ------------------
 Total Use of Proceeds        100,000    100.0%
-----------------------------------------------

          1The offering expenses are fixed and will not vary depending on the proceeds raised in the Offering.

          2The  category  of  General Working  Capital
            includes    vehicle   lease,   contracting
            expenses,   officer  salaries  (if   any),
            printing    costs,   postage,    telephone
            services,   office   supplies,   overnight
            services, and other delivery services.



PAGE-8-



In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, MSS will have the discretion to apply the available net proceeds to various indicated uses not to exceed the dollar amounts established in the table above.

If MSS fails to raise at least $20,000 in this Offering, Lynn-Cole Capital Corporation, a shareholder, has agreed to provide sufficient additional funds as a loan not to exceed $20,000 over the next twelve
(12) months period on an as needed basis. (See "Item 17. Management's Discussion and Plan of Operation.")

Item 5. Determination of Offering Price.

The offering price of the Common Stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to MSS' assets, book value, historical earnings or net worth. In determining the offering price, MSS considered such factors as the prospects, if any, for similar companies, the previous experience of management, MSS' anticipated results of operations, the present financial resources of MSS' and the likelihood of acceptance of this Offering.

Item 6. Dilution.

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the MSS from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the MSS' issued and outstanding stock. The net book value of MSS on September 30, 2001 was $0.0003 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of MSS will be $94,156 or $.0087 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.2413 per share while the present stockholders of MSS will receive an immediate and substantial increase of $0.0084 per share in the net tangible book value of the shares they hold. This will result in a 96.51% dilution for purchasers of stock in this Offering.

The following table illustrates the dilution to the purchasers of the Shares in this Offering:

Assuming the sale by MSS
                                                  of:
                                      ---------------------------
                                       1 share   200,000   Maximum
                                                  shares     of
                                                          400,000
                                                           shares
                                      ---------------------------
Offering price per share                  $0.25    $0.25    $0.25
Net tangible book value per share per   $0.0003  $0.0003  $0.0003
share before offering                 ---------------------------
Increase attributable to existing      ($0.0008) $0.0039  $0.0085
shareholders
Net tangible book value per share per ($0.0006) $0.0042 $0.0087 share after offering
Per share dilution                      $0.2506  $0.2458  $0.2413
                                      ---------------------------
Dilution %                              100.22%    98.33%  96.51%
                                      ---------------------------
Item 7. Selling Security Holders.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:



PAGE-9-



----------------------------------------------------------------
Name of Beneficial Owner    Number   Number   Number   Percenta
     of Common Stock          of       of       of      ge of
                            Shares   Shares   Shares    Shares
                           Benefici  Offered Benefic   Benefici
                             ally             ially      ally
                            Owned             Owned     Owned
                            before            after     after
                             the               the       the
                           Offering          Offering  Offering
----------------------------------------------------------------
Earl Gilbrech              200,000   50,000  150,000    1.39%
Lynn-Cole         Capital  200,000   50,000  150,000    1.39%
Corporation(1)
----------------------------------------------------------------
(1)  Victoria P. Quiel controls Lynn-Cole Capital Corporation.

None of the Selling Stockholders has been affiliated with MSS  in any  capacity  in  the  past three years.  None  of  the  Selling
Stockholders   is  a  broker/dealer  nor  an   affiliate   of   a
broker/dealer.

Item 8. Plan of Distribution.

Shares of Common Stock will be sold directly through the efforts of Kelly P. Jones and Nicole M. Jones, officers and directors of MSS. MSS believes that Kelly P. Jones and Nicole M. Jones are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Kelly P. Jones and Nicole M. Jones are:

1. not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and

2. not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. not at the time of their participation associated persons of a broker or dealer; and

4.   meeting the conditions of the following
   A. They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
   B. They were not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
   C. They do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The officers and directors of MSS may not purchase any securities in this Offering.

The  selling stockholders will also rely on the efforts of  Kelly
P. Jones and Nicole M. Jones in selling the shares offered by the selling stockholders. In any case, the selling stockholders have no intention to engage in short selling in conjunction with the Offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, MSS has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if MSS were to enter into such arrangements, MSS will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the Offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which MSS has complied.

Investors can purchase common stock in this Offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Medical Staffing Solutions, Inc., 3021 West Excel, Spokane, WA 99208. All payments must be made in United States currency; either by personal check, bank draft, or cashiers check. There is no minimum purchase requirement. Investors' failure to pay the full subscription amount will entitle MSS to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. MSS has 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once MSS accepts a subscription, it the subscriber cannot withdraw it. MSS will notify accepted subscribers within 30 days after the close of the Offering.



PAGE-10-



Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of MSS has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of MSS has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of MSS has been convicted of violating a federal or state securities or commodities law.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of MSS' directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of MSS as of the date of this Registration Statement:

 Name and Address       Age                Position
   ----------------------------------------------------
 Kelly P. Jones           31     President & CEO, Director
 Nicole M. Jones,         30     Vice-President, Secretary &
                                Controller, Director

The persons named above have held their office/position since inception of MSS and are expected to hold their office/position until the next annual meeting of MSS' stockholders.

Background  of  Directors,  Executive  Officers,  Promoters   and
  Control Persons

Kelly P. Jones, President & CEO, Director, graduated from college in 1994 with an AAS degree in respiratory therapy. After college, Mr. Jones was employed by a local hospital (a) working as a staff therapist and (b) teaching the respiratory therapy clinical program for 1 year. Mr. Jones was an admired worker and was very active in his professional community. In 1997 Mr. Jones went to work for a nationally recognized critical care air transport service. Over the course of the last 7 years he has become intimately aware of the present and accelerating staffing shortages within the medical community. The following list summarizes Mr. Jones' experience from 1994 to present:

*    2001-     Sacred Heart Medical Center, Staff Respiratory
  present      Therapist

*    1997-     Northwest Medstar, flight respiratory Therapist
  2001



PAGE-11-



*    1995-     Spokane Community College, Respiratory Therapist
  1996         clinical Instructor

*    1995-     Holy Family Hospital, Staff respiratory
  1997         Therapist

*    1994-     Preferred Medical, Equipment and service
  1995         salesman, respiratory therapist

Nicole   M.   Jones,  Vice-President,  Secretary  &   Controller,
Director, graduated with a BS degree in nursing in 1994. Ms. Jones has worked in the nursing field since graduating. She currently works in the intensive care nursery at a local hospital. Ms. Jones has first hand experience with nursing shortages and has put in many exhausting hours working mandatory overtime. She has seen the need for qualified temporary staff increase greatly over the last several years. The following list summarizes Ms. Jones' experience from 1994 to present:

*    1997-    Sacred Heart Medical, Neonatal Intensive Care
  present     Nurse

*    1996-    Holy Family Hospital, Medical/Surgical.
  1997        Registered Nurse

*    1994-    Manor Healthcare, Registered Nurse
  1996

Family Relationships

Kelly P. Jones is married to Nicole M. Jones.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of MSS' Common Stock by all persons known by MSS to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to MSS' knowledge, either sole or majority voting and investment power.

Title Of     Name and         Position     Amount of  Percent of
 Class      Address of                      shares      Class
            Beneficial                      held by
          Owner of Shares                    Owner
-----------------------------------------------------------------
Common    Kelly Jones      President and   10,000,000    96.15%
          3021 West Excel  CEO, Director
          Spokane, WA
          99208

Common                     Executive       10,000,000    96.15%
                           Officers and
                           Directors as a
                           Group

Item 12. Description of Securities.

MSS' authorized capital stock consists of 20,000,000 shares of common stock, having a $0.001 par value, and 5,000,000 shares of Preferred Stock having a $0.001 par value.

The holders of MSS' common stock:
* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by MSS' Board of Directors;
* are entitled to share ratably in all of MSS' assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of MSS' affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one vote per share on all matters on which stockholders may vote.



PAGE-12-



All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of MSS' common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, MSS has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of MSS' board of directors and will depend upon MSS' earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is present intention of MSS not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in MSS' business operations.

Reports

After  this  offering,  MSS will furnish  its  shareholders  with
annual   financial   reports  certified   by   MSS'   independent
accountants, and may, in MSS' discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

MSS'  Articles of Incorporation, its Bylaws, and certain statutes provide  for the indemnification of a present or former  director
or  officer.   See  Item  24 "Indemnification  of  Directors  and
Officers."

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE-13-



Item 15. Organization Within Last Five Years.

MSS was incorporated in the State of Nevada on June 21, 2001.

See Item 26 "Recent Sales of Unregistered Securities" herein for the capitalization history of MSS.

Item 16. Description of Business.

A.   Business Development and Summary

Medical Staffing Solutions, Inc. ("MSS" or the "Company") was incorporated in the State of Nevada on June 21, 2001. MSS plans to provide temporary medical staffing for hospitals, clinics, and nursing homes. As of the date of this Prospectus, MSS has generated no revenues and is considered a development stage company.

MSS'  administrative  office  is  located  at  3021  West  Excel,
Spokane,  Washington  99208,  telephone  (509)  327-2964.    MSS'
registered resident agent is Custom Fund Group, Inc.,  5353  West
Desert Inn Road, Suite 2117, Nevada 89146.

MSS' fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

MSS   plans   to   provide  staffing  services  to  institutions,
occupational, and alternate site healthcare organizations by providing health care professionals to meet supplemental staffing
needs.   Often,  our  potential clients use temporary  healthcare
professionals to maximize scheduling flexibility, to monitor and control costs, and to cover peak periods, illness and vacation time of their permanent staff. In particular, MSS plans to address temporary staffing needs for the following categories of healthcare professionals:
                  *    registered nurses;
                  *    licensed practical nurses;
                  *    physical, speech and occupational therapists;
                  *    certified nursing assistants;
                  *    medical assistants; and
                  *    medical technologists.

These professionals typically work in hospitals, industrial settings, long-term care facilities, clinics, schools, physicians' offices, laboratories, home care agencies, and insurance companies. Initially, MSS plans to arrange for their assignments locally from its office in Spokane, Washington.

MSS plans to employ various healthcare professionals on an as-needed basis to meet client demand. However, specialized recruitment and retention programs will be offered to healthcare professionals as incentives for them to remain in the MSS' employ.

(2)  Distribution Methods of the Products or Services

MSS plans to obtain clients primarily through personal and corporate sales presentations, telephone marketing calls, direct mail solicitation, referrals from other clients and advertising on the Internet and in a variety of local media, including the Yellow Pages, newspapers, magazines, trade publications and television. Marketing efforts will also involve personal contact with case managers for managed health care programs, such as those involving health maintenance organizations and preferred provider organizations, insurance company representatives and employers with self-funded employee health benefit programs.



PAGE-14-



MSS believes that it has the local relationships and the knowledge of the regional market, in which it operates, required to compete effectively for referrals.

(3)  Status of any announced new product or service

None.

(4)  Industry background and competition

For many years, hospitals and other healthcare providers relied on full-time employees working double shifts and overtime to fulfill staffing needs in peak patient census times. This led to expanded costs and an increased number of mistakes by caregivers because of fatigue. In response to that, healthcare providers started to turn to temporary professional help.

MSS plans to enter a market that is highly competitive and fragmented. To the best of MSS' knowledge, today there are a few national companies, hundreds of regional companies and thousands of locally based independent health care organizations, which may be offering temporary staffing solutions. These competitors can be not-for-profit organizations or for-profit organizations. In the opinion of MSS' management, there is no single company that dominates the market.

MSS  competes  for  a limited pool of health care  professionals.
The   intensity  of  competition  in  the  industry  affects  the availability of personnel, quality and expertise of services, and the value and price of services.

MSS may have existing competitors, as well as a number of potential new competitors, who have greater name recognition, and significantly greater financial, technical and marketing resources than MSS. This may allow them to devote greater resources to the development and promotion of their services. These competitors may also undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies and make more attractive offers to existing and potential clients.

MSS   expects  that  industry  forces  will  impact  it  and  its competitors. MSS' competitors will likely strive to improve their service offerings and price competitiveness. MSS also expects its competitors to develop new strategic relationships with providers and referral sources, which could result in increased competition. The introduction of new and enhanced services, acquisitions and industry consolidation and the development of strategic relationships by the MSS' competitors could cause a decline in sales or loss of market acceptance of the services or price competition, or make the MSS' services less attractive.

(5)  Recruitment Plans

MSS plans to recruit needed professionals through a variety of sources, including advertising in local media, job fairs,
solicitations   on   web  sites,  direct   mail   and   telephone
solicitations, as well as referrals obtained directly from clients and other caregivers. MSS will pay its recruited professionals on an hourly basis for time actually worked, subject to a four-hour daily minimum on the days worked. The wages paid may vary in different geographic areas to reflect the prevailing wages paid for the particular skills in the community where the services are performed.



PAGE-15-



(6)   Customers

MSS does not have an established client base. MSS plans to provide staffing services to institutions, occupational, and alternate site healthcare organizations. At this time, MSS does not anticipate that its business will depend disproportionately on any particular client or a group of clients. Of this, however, there can be no assurance.

(7)  Intellectual Property

MSS does not have any patents, trademarks, licenses, franchises, concessions or royalty agreements.

(8)  Need for Government Approval

The staffing efforts of MSS will focus on marketing temporary services of professionals certified by appropriate government bodies. MSS will work only with medical professionals who maintain current certification and licensing with each state in which they practice. Some states may issue a temporary license until the permanent license is obtained. MSS will have no direct role in obtaining individual licenses.

(9)  Effect of existing or probable government regulations

MSS does not expect existing or probable government regulations to affect MSS' business to a material extent. MSS will have no direct role in securing licenses for medical professionals, with whom MSS plans to work. Such medical professionals will (1) bear full responsibility for securing and maintaining their licenses and (2) be fully liable for services they perform during the temporary placement period arranged by MSS.

(10) Employees

MSS is currently in the development stage. During the development stage, MSS plans to rely exclusively on the services of its officers and directors to set up its business operations. Currently, two such officers and directors (Kelly P. Jones and Nicole M. Jones) are involved in MSS business on a daily basis.

Item 17. Management's Discussion and Plan of Operation.

This  section  must  be  read  in conjunction  with  the  Audited
Financial Statements included in this Registration Statement.

A.Management's Discussion

The  Company was incorporated in the State of Nevada on June  21,
2001.   The  Company is a startup and has not  yet  realized  any
revenues.  To date, the Company has:

*      raised   the  start-up  capital  through  private   equity
       offerings,
* recruited and retained a management team and board of directors, and
*      developed a business plan.


In the initial approximately three-month operating period from June 21, 2001 (inception) to September 30, 2001, the Company generated no revenues while incurring $8,664 in general and administrative expenses. This resulted in a cumulative net loss of $8,664 for the period, which is equivalent to $0.00 per share. The cumulative net loss is attributable solely to the costs of start-up operations.



PAGE-16-



B.Plan of Operation

Without realizing all or a portion of the Offering proceeds, MSS will have to seek alternative sources of funding to commence planned operations and implement its business plan. MSS estimates that it needs a minimum of $20,000 to maintain bare-
bones  operations  for the next twelve (12) months.   In  this
context, "bare-bones operations" means all of the following:

     1. MSS will not be able to work with more than one independent contractor at a time;
     2. MSS will concentrate its operations exclusively in a small target market not extending beyond the Spokane area; and
     3. MSS will perform all administrative and office functions out of the home of Kelly P. Jones and Nicole M. Jones.

If MSS fails to raise at least $20,000 in this Offering, Lynn-Cole Capital Corporation, a shareholder, has agreed to provide sufficient additional funds as a loan not to exceed $20,000 over the next twelve (12) months period on an as needed basis. The amount loaned will be calculated against amount raised up to $20,000. (i.e., if $12,500 is raised then Lynn-Cole Capital Corporation will loan only $7,500). The loan will mature at an annual interest rate of prime plus one percentage point. The principal and interest will be payable one year from the date of the first disbursement to MSS. At the time of repayment by MSS, and at the option of MSS, the principal and interest may be converted to common shares in MSS at a price of $0.25 a share.

Over the next twelve (12) months MSS plans to invest up to $9,000 in office furniture and office equipment, including computers and peripherals, a fax machine, a copier, and a phone system. If sufficient funds are available, over the next twelve (12) months MSS plans to acquire up to $13,500 in medical equipment and supplies for use by MSS' independent contractors.

MSS anticipates that over the next twelve (12) months MSS will not hire any additional full- or part-time employees, as the services provided by Kelly P. Jones and Nicole M. Jones appear sufficient during the initial growth stage.

Sales growth in the next six (6) to twelve (12) months is important for the MSS' plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

The first goal of MSS is to obtain contracts from local hospitals, clinics and nursing homes and start advertising and recruiting professional staff to fill the contractual obligations. This should take several months and include filling out necessary paperwork for contracts and then recruiting people to work open positions. Verification of licensure in Washington can be done via the Internet.

Once   MSS  has  contracts  established  and  start  building   a
reputation  for quality staff, MSS will start looking to  expand.
MSS foresees attaining reaching that stage in 12-18 months.

The second goal is to expand the business to outlying rural hospitals, clinics and nursing homes. MSS will obtain contracts for staffing needs all the while recruiting through advertisement, word of mouth and by attending local and nation healthcare profession conferences. MSS foresees it taking 18-36 months to expand in the state of Washington.



PAGE-17-



The next step would be to expand outside of Washington State and into Idaho, Oregon, and Montana. All have reported a need for qualified staffing in hospital, clinic and nursing homes. MSS plans on doing most of the selling of its services in those markets by personally visiting managers and recruiters. MSS will develop a survey or questionnaire to assess the need of each individual contract opportunity. The expansion in each will greatly enhance the earning ability of the business but is likely to be attained not earlier than 3-5 years from inception of the business. MSS expects to attain profitability at that point.

Finally, after MSS has established itself in the northwest market, further expansion into all areas of the United States is expected. MSS' goal is to establish several offices in major cities throughout the US, to advertise nationally and to attend all necessary professional conferences. MSS estimates the attainment of this goal to take at least five years.

Item 18. Description of Property.

MSS'  uses the administrative office located at 3021 West  Excel,
Spokane,  Washington  99208.   A  director  and  shareholder   is
providing the office space at no charge to MSS.

Item 19. Certain Relationships and Related Transactions.

On June 23, 2001, MSS signed an equipment financing agreement with Lynn-Cole Capital Corporation ("Lynn-Cole Capital"), a shareholder, for a vehicle. The term is for 18 months commenced on July 15, 2001. The amount of the monthly payment is $514. As of September 30, 2001, MSS paid Lynn-Cole Capital a total of
$1,542.   The agreement with Lynn-Cole Capital  constitutes  a
pass-through arrangement, in which the vehicle is leased by Lynn-Cole Capital through Key Bank at the exact same rate as Lynn-Cole Capital charges MSS. Thus, in the opinion of MSS, the terms of the arrangement are as favorable as could have been obtained from an unrelated third party.

MSS uses office space and services provided without charge by Kelly P. Jones, a director and shareholder.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

As of the date of this Registration Statement, there is no public market in MSS' Common Stock. This Registration Statement is a step toward creating a public market for MSS' stock, which may enhance the liquidity of MSS' shares. However, there can be no assurance that a meaningful trading market will develop. MSS makes no representation about the value of its Common Stock.

As of the date of this Registration Statement,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of MSS;
* there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that MSS agreed to register for sale;
* in the future, all 10,300,000 shares of Common Stock not registered under this Registration Statement will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.



PAGE-18-



Holders

As of the date of this Registration Statement, MSS has approximately 10,400,000 shares of $0.001 par value common stock issued and outstanding held by approximately three (3)
shareholders of record. MSS' Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone (602) 415-1273.

Dividends

MSS has never declared or paid any cash dividends on its common stock. For the foreseeable future, MSS intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including MSS' financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

   Name           Position        Compensation for the Period
                                    from Inception (June 21,
                                  2001) to September 30, 2001
                                  -----------------------------
                                     Salary          Other
---------------------------------------------------------------
Kelly    P.  President & CEO,          $0              $0
Jones        Director

Nicole   M.  Vice-President,           $0              $0
Jones,       Secretary &
             Controller,
             Director

There are no existing or planned option/SAR grants.





PAGE-19-



Item 22. Financial Statements.







                Medical Staffing Solutions, Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                       September 30, 2001

                               and

                      Statements of Income,
                    Stockholders' Equity, and
                           Cash Flows
                         for the period
                June 21, 2001 (Date of Inception)
                             through
                       September 30, 2001






PAGE-20-




                        TABLE OF CONTENTS

                                             PAGE

Independent Auditor's Report                    1

Balance Sheet                                   2

Income Statement                                3

Statement of Stockholders' Equity               4

Statement of Cash Flows                         5

Footnotes                                       6




PAGE-21-






G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)

INDEPENDENT AUDITOR'S REPORT

October 2, 2001

Board of Directors
Medical Staffing Solutions, Inc.
Las Vegas, NV

I have audited the Balance Sheets of Medical Staffing Solutions, Inc. (the "Company") (A Development Stage Company), as of September 30, 2001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period June 21, 2001 (Date of Inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Staffing Solutions, Inc. (A Development Stage Company) as of September 30, 2001, and the results of its operations and cash flows for the period June 21, 2001 (Date of Inception) to September 30, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 5 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA



PAGE-22-F1




                Medical Staffing Solutions, Inc.
                  (a Development Stage Company)
                          Balance Sheet

                                         September,
                                             30
                                            2001
Assets                                  -----------
Current assets:
Cash                                 $     2,636
Total current assets                       2,636
                                     $     2,636
                                        -----------

Liabilities and Stockholders' Equity

Current liabilities:                 $         -
                                        -----------
Stockholders' equity:
Common stock, $0.001 par value,          10,400
20,000,000 shares authorized,
10,400,000 shares issued and
outstanding
Preferred stock, $0.001 par value,            -
5,000,000 shares authorized, no
shares issued and outstanding
Subscriptions receivable                (8,700)
Additional paid-in capital                9,600
Deficit accumulated during              (8,664)
development stage

                                          2,636
                                        ----------
                                     $    2,636

 The accompanying notes are an integral part of these financial statements.



PAGE-23-F2




               Medical Staffing Solutions, Inc.
                  (a Development Stage Company)
                     Statement of Operations

                             June 21,
                               2001
                            (Inception)
                                to
                             September
                                30,
                               2001
                           ------------
Revenue                  $         -
                           ------------
Expenses:
General & administrative      8,664
expenses
Total expenses                8,664
                           ------------
Other income:
Interest income                   -
Net loss                 $   (8,664)
                           ------------
Weighted average number   10,236,449
of
common shares
outstanding

Net loss per share       $    (0.00)
                           -----------

 The accompanying notes are an integral part of these financial statements.



PAGE-24-F3




                Medical Staffing Solutions, Inc.
                  (a Development Stage Company)
          Statement of Changes in Stockholders' Equity

                Common Stock    Subscrip   Additional   Deficit     Total
            ------------------    tions     Paid-in   Accumulated  Stockhold
                               Receivable   Capital     During        ers'
                                                      Development  Equity
                                                        Stage


              Shares    Amount
            ----------------------------------------------------------------
June 2001
Founder     10,000,000 $ 10,000 $ (8,700)  $    -    $     -       $ 1,300
shares

August 2001
Issued for     200,000     200        -     4,800          -         5,000
cash

September
2001
Issued for     200,000     200        -     4,800          -        5,000
cash

Net loss
June 21, 2001
(inception)
to September
30, 2001                                              (8,664)      (8,664)
            ----------------------------------------------------------------

Balance,    10,400,000 $ 10,400 $ (8,700)  $ 9,600  $ (8,664)     $ 2,636
9/30/01     ----------------------------------------------------------------

 The accompanying notes are an integral part of these financial statements.



PAGE-25-F4



                Medical Staffing Solutions, Inc.
                  (a Development Stage Company)
                     Statement of Cash Flows
                                            June 21,
                                              2001
                                           (Inception)
                                               to
                                            September
                                               30,
                                              2001
                                        --------------
Cash flows from operating activities
Net loss                                 $   (8,664)
Adjustments to reconcile net loss to net
cash used by operating activities
Net cash used by operating activities        (8,664)

Cash flows from investing activities
Net cash used by investing activities              -

Cash flows from financing activities
Issuances of common stock                     11,300
Net cash provided by financing                11,300
activities

Net increase in cash                           2,636
Cash - beginning                                   -
Cash - ending                            $     2,636

Supplemental disclosures:
Interest paid                            $         -
Income taxes paid                        $         -

Non-cash transactions:
Stock issued for services provided       $         -
Number of shares issued for services               -
                                        -------------
 The accompanying notes are an integral part of these financial statements.



PAGE-26-F5


                Medical Staffing Solutions, Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The Company was organized June 21, 2001 (Date of Inception) under the laws of the State of Nevada, as Medical Staffing Solutions, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

Note 2 - Accounting policies and procedures

Accounting method

The Company reports income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of September 30, 2001.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of September 30, 2001, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends

The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.



PAGE-27-F6


Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 - Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. There is no provision for income taxes for the period ended September 30, 2001 due to net losses.

Note 4 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

During June 2001, the Company issued 10,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for cash in the amount of $1,300. Of the total, $1,300 is considered common stock and $8,700 is considered subscriptions receivable.

During August 2001, the Company issued 200,000 shares of its $0.001 par value common stock to a creditor in exchange for cash in the amount of $5,000.

During September 2001, the Company issued 200,000 shares of its $0.001 par value common stock to an individual in exchange for cash in the amount of $5,000.

There have been no other issuances of common or preferred stock.

Note 5 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company intends to raise funds via a future securities offering registered on Form SB-2. The Company estimates that it will need a minimum of $20,000 to maintain operations for the next twelve months. If the securities offering does not raise sufficient capital, a shareholder of the Company has agreed to provide sufficient funds as a loan not to exceed $20,000 over the next twelve month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

Note 6 - Related party transactions

On June 23, 2001, the Company signed an equipment financing agreement with a shareholder for a vehicle. The term is for 18 months and commences on July 15, 2001. The amount of the monthly payment is $514. As of September 30, 2001, the Company paid the shareholder a total of $1,542.



PAGE-28-F7



Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.



PAGE-29-F8



Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.








PAGE-30-



         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

MSS' Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. MSS indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at MSS' request as one of its officers or directors. MSS may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of MSS' directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, MSS' best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. MSS has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee                    $30
EDGAR Conversion Fees                $1,500
Blue Sky Qualification Fees            $250
and Expenses
Accounting Fees and Expenses         $1,000
Legal Fees and Expenses              $5,000
Printing and Engraving                 $200
Miscellaneous                          $500
Total                                $8,480



PAGE-31



Item 26. Recent Sales of Unregistered Securities.

During  June  2001, the Company issued 10,000,000 shares  of  its
$0.001 par value common stock to Kelly P. Jones, an officer and director, in exchange for $1,300 in cash and $8,700 in subscription receivable. The total amount of the transaction was $10,000 or $0.001 per share. That sale of stock by MSS did not involve any public offering or solicitation. At the time of the issuance, Kelly P. Jones was in possession of all available material information about MSS. Also, Kelly P. Jones had a degree of financial sophistication, which allowed him to make an independent assessment of the investment merits of MSS. On the basis of these facts, MSS claims that the issuance of stock to Kelly P. Jones was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

During August 2001, the Company issued 200,000 shares of its $0.001 par value common stock to Lynn-Cole Capital Corporation, a creditor, in exchange for cash in the amount of $5,000, or $0.025 per share, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Victoria P. Quiel, the individual controlling Lynn-Cole Capital Corporation and a sophisticated investor, made the investment decision on the basis of material information disclosed to her by MSS.

During September 2001, the Company issued 200,000 shares of its $0.001 par value common stock in exchange for cash in the amount of $5,000, or $0.025 per share, to Earl Gilbrech, an unaffiliated investor, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Mr. Gilbrech, a sophisticated investor, was familiar with MSS business plans and made the investment decision on the basis of material information disclosed to him by MSS.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
Number

   3.    Articles of Incorporation & By-Laws
         (a)  Articles of Incorporation of MSS filed on June 21,
              2001.-As Previously filed-
         (b)  Bylaws of MSS adopted on June 21, 2001.-As Previously filed-

   5.    Opinion on Legality
         Attorney Opinion Letter. -As Previously filed-

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.
         b) Consent of Independent Auditor.-As Previously filed-

  99.    Other Exhibits
         a) Loan Arrangement Letter
         b) Subscription Agreement-As Previously filed

Item 28. Undertakings.

In this Registration Statement, MSS is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.



PAGE-32-


Under Rule 415 of the Securities Act, MSS is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, MSS includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE-33-



                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington on January 7, 2002.

                Medical Staffing Solutions, Inc.
                          (Registrant)

             By: /s/ Kelly P. Jones, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date

 /s/ Kelly P. Jones     President & CEO,      January 7, 2002
                            Director
   Kelly P. Jones
--------------------
/s/ Nicole M. Jones     Vice-President,       January 7, 2002
                          Secretary &
  Nicole M. Jones     Controller, Director
--------------------
 /s/ Kelly P. Jones   Principal Financial     January 7, 2002
                            Officer
   Kelly P. Jones
--------------------
/s/ Nicole M. Jones   Principal Accounting    January 7, 2002
                            Officer
  Nicole M. Jones
--------------------




PAGE-34-